                                                                               EXHIBIT 11
                               HOWELL CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

                                                        Three Months Ended  Nine Months Ended
                                                          September 30,       September 30,
                                                          1995      1994      1995      1994
                                                          ----      ----      ----      ----
                                                       (In thousands, except per share amounts)
PRIMARY EARNINGS PER SHARE

Computation for Statement of Earnings
-------------------------------------
Reconciliation of net income per statement of
  earnings to amount used in calculation of earnings
  per share - assuming no dilution:
     Net earnings                                        $1,085    $  876    $3,674    $2,133
     Subtract - Dividend to preferred shareholders          603       603     1,811     1,811
                                                         ------    ------    ------    ------
     Net earnings, as adjusted                           $  482    $  273    $1,863    $  322
                                                         ======    ======    ======    ======

Weighted average number of common shares
  outstanding                                             4,867     4,837     4,849     4,837
                                                         ======    ======    ======    ======
Earnings per share - assuming no dilution <F1>           $  .10    $  .06    $  .38    $  .07
                                                         ======    ======    ======    ======

Additional Primary Computation
------------------------------
Net earnings, as adjusted per primary
  computation above                                      $  482    $  273    $1,863    $  322
                                                         ======    ======    ======    ======
Adjustment to weighted average number of
  shares outstanding:
     Weighted average number of shares outstanding
       per primary computation above                      4,867     4,837     4,849     4,837
     Add - Dilutive effect of outstanding options
       (as determined by application of the treasury
       stock method)                                        150        49       117        52
                                                         ------    ------    ------    ------
     Weighted average number of shares outstanding,
       as adjusted                                        5,017     4,886     4,966     4,889
                                                         ======    ======    ======    ======
Primary earnings per share, as adjusted <F2>             $  .10    $  .06    $  .38    $  .07
                                                         ======    ======    ======    ======

FULLY DILUTED EARNINGS PER SHARE

Computation for Statement of Earnings
-------------------------------------
Net earnings, as adjusted per
  primary computation above                              $  482    $  273    $1,863    $  322
                                                         ======    ======    ======    ======
Weighted average number of common shares
  outstanding, per primary computation above              4,867     4,837     4,849     4,837
                                                         ======    ======    ======    ======
Earnings per share - assuming full
  dilution <F1>                                          $  .10    $  .06    $  .38    $  .07
                                                         ======    ======    ======    ======

Additional Fully Diluted Computation
------------------------------------
Additional adjustment to net earnings,
  as adjusted per fully diluted computation above:
     Net earnings, as adjusted per fully
       diluted computation above                         $  482    $  273    $1,863    $  322
     Add - Dividend to preferred shareholders               603       603     1,811     1,811
                                                         ------    ------    ------    ------
     Net earnings, as adjusted                           $1,085    $  876    $3,674    $2,133
                                                         ======    ======    ======    ======
Additional adjustment to weighted average number
  of shares outstanding:
     Weighted average number of shares outstanding,
       per fully diluted computation above                4,867     4,837     4,849     4,837
     Add - Dilutive effect of outstanding options
       (as determined by the application of the treasury
       stock method)                                        152        42       131        40
          Shares issuable from assumed exercise of
            convertible preferred stock                   2,091     2,091     2,091     2,091
                                                         ------    ------    ------    ------
     Weighted average number of common shares,
        as adjusted                                       7,110     6,970     7,071     6,968
                                                         ======    ======    ======    ======
Fully diluted earnings per share <F3>                    $  .15    $  .13    $  .52    $  .31
                                                         ======    ======    ======    ======

<F1>
These amounts agree with the reported amounts on the statements of earnings.
<F2>
This calculation is submitted in accordance with Regulation S-K item
601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
<F3>
This calculation is submitted in accordance with Regulation S-K item
601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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